Consent of Independent Registered Public Accounting Firm

Trustees of Peoples Bancorp Inc. Retirement Savings Plan
Marietta, Ohio

We consent to incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-1803, No. 333-108383 and No. 333-189744) of the Peoples Bancorp Inc. Retirement Savings Plan of our report dated June 30, 2025, relating to our audits of the financial statements and supplemental schedules, which appears in this Annual Report on Form 11-K of the Peoples Bancorp Inc. Retirement Savings Plan for the year ended December 31, 2024.

/s/ S.R. Snodgrass, P.C.
Cranberry Township, Pennsylvania
June 30, 2025